Exhibit 23.6

CONSENT OF LEHMAN BROTHERS

We hereby consent to the use of our opinion letter dated October 26, 2003 to the Board of Directors of Mid Atlantic Medical Services, Inc. (the “Company”) attached as Annex B-1 to the combined Company Proxy Statement and Prospectus of UnitedHealth Group Incorporated (“UnitedHealth Group”) on Form S-4 (the “Proxy Statement/Prospectus”) and to the references to our firm in the Proxy Statement/Prospectus in the Letter to Stockholders and under the headings “Summary of the Proxy Statement/Prospectus—Fairness Opinions—Opinion of Lehman Brothers Inc.,” “The Merger—Background of the Merger,” “—MAMSI’s Reasons for the Merger and Board of Directors Recommendation,” “—Opinions of MAMSI’s Financial Advisors” and “—Opinion of Lehman Brothers Inc.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS, INC.

By:	/S/ LEHMAN BROTHERS

New York, New York

November 5, 2003